UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into Material Definitive Agreements

SIGNATURE

Item 1.01. Entry into Material. Definitive Agreements.

On July 31, 2012 we executed a License Agreement with Navidea under which we granted Navidea an exclusive, worldwide sublicense to research, develop, and commercialize Altropane. In connection with the execution of this agreement, Navidea made a one-time sublicense execution payment to us equal to (i) One Hundred Seventy-Five Thousand Dollars ($175,000) and (ii) issued us 300,000 shares of NAVB common stock.

The license agreement also provided for contingent milestone payments of up to $2.9 million, $2.5 million of which will principally occur at the time of product registration or upon commercial sales, and the issuance of up to an additional 1.15 million shares of Navidea stock, 950,000 shares of which are issuable at the time of product registration or upon commercial sales.

On December 12, 2013 we were notified that Navidea had enrolled the first patient in a Phase III clinical trial of Altropane in the United States resulting in the payment of the cash sum of $200,000 to us and in the issuance of 100,000 shares of Navidea common stock to us.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.

Date: December 17, 2013	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer